As filed with the Securities and Exchange Commission on April 23, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________

FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

________________________________

CPFL ENERGIA S.A.
(Exact name of Registrant as specified in its charter)

CPFL ENERGY INCORPORATED
(Translation of Registrant’s name into English)

The Federative Republic of Brazil	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Rodovia Engenheiro Miguel Noel Nascentes Burnier, 1,755, km 2.5,

Parque São Quirino

Campinas

São Paulo - 13088-140
Federative Republic of Brazil
+55 19 3756 6211
(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System

28 Liberty Street

New York, New York 10005

(212) 894-8940

(Name, address, and telephone number of agent for service)

With Copies to:

David Flechner, Esq.
Shearman & Sterling LLP
Avenida Brigadeiro Faria Lima, 3400 – 17th Floor
04538-132 São Paulo, São Paulo
Federative Republic of Brazil
+55 11 3702-2230

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company               ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount of securities to be registered(2)	Proposed maximum aggregate price per common share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common shares, without par value, which may be represented by American Depositary Shares(1)	–	–	US$1,350,000,000	US$163,620.00

(1)

The common shares may be represented by American Depositary Shares, or ADSs, each representing two of our common shares, to be issued upon deposit of our common shares being registered hereby. The ADSs have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-200792), as amended from time to time.

(2)

An indeterminate number of common shares, including common shares which may be represented by ADSs, is being registered under the registration statement, which shall have an aggregate initial offering price not to exceed US$1,350,000,000. The proposed maximum initial offering price per common share will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant or sale by the Selling Shareholder (as defined herein) of the securities registered hereunder.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933 based on the proposed maximum aggregate offering price.

The information in this prospectus is not complete and may be changed. We and any selling security holder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated April 23, 2019

PROSPECTUS

CPFL ENERGIA S.A.

(CPFL ENERGY INCORPORATED)

Common Shares and American Depositary Shares Representing Common Shares

We may offer the securities described in this prospectus from time to time in amounts, at prices and on terms to be determined at or prior to the time of the offering. We refer to the common shares and the American Depositary Shares, or ADSs, each representing two of our common shares, collectively as the “securities.”

In addition, from time to time, the selling shareholder named in this prospectus, or the Selling Shareholder, may offer and sell the securities held by it. We will not receive any proceeds from the sale of the securities by the Selling Shareholder.

This prospectus describes the general manner in which our securities may be offered using this prospectus. We and the Selling Shareholder, as applicable, will provide specific terms and offering prices of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

We may offer the securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to investors, on a continuous or delayed basis or through any combination of these methods. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common shares are listed on the São Paulo Stock Exchange (B3 S.A.–Brasil Bolsa e Balcão), or the B3 (previously known as BM&FBOVESPA), under the ticker “CPFE3” and our ADSs are listed on the New York Stock Exchange under the ticker “CPL.”

Investing in our securities involves risks. You should carefully read the risks that are described in the “Risk Factors” section beginning on page 5 of this prospectus, the “Risk Factors” section of our most recent annual report on Form 20-F filed with the Securities and Exchange Commission on April 22, 2019, which is incorporated by reference herein, and in any other recently filed reports and any applicable prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is      , 2019

Table of Contents

i

ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement, or any other offering materials or documents to which we otherwise refer you. We have not authorized anyone else to provide you with additional or different information or to make any representation in connection with the offering other than the information contained in this prospectus. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement, any other offering materials as well as the information contained in any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

This prospectus is part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration, we may offer our common shares, common shares in the form of ADSs or any combination thereof, from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell or issue securities, we will provide a prospectus supplement or other offering materials that will contain specific information about the terms of that specific offering of securities and the specific manner in which they may be offered. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. The prospectus supplement and any other offering materials may also add to, update or change any of the information contained in this prospectus. The prospectus supplement and any other offering materials may also contain information about any material U.S. federal income tax considerations relating to the securities described in the prospectus supplement or other offering materials. You should read this prospectus, the applicable prospectus supplement and any other offering materials, together with the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before making an investment decision. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement, pricing supplement or other offering materials.

The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC’s website at www.sec.gov or at the SEC offices mentioned under “Where You Can Find More Information.”

The terms “CPFL”, “we”, “us”, “our”, “our company”, and “the company” mean CPFL Energia S.A. and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires. The terms “State Grid” and “Selling Shareholder” refer to State Grid Brazil Power Participações S.A. For more information, see “Selling Shareholder.” All references to “real,” “reais” or “R$” are to the currency of Brazil. All references to “U.S. dollar,” “U.S. dollars” or “US$” are to the currency of the United States of America. We have made rounding adjustments to reach some of the figures included in this prospectus. As a result, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the U.S. Securities Act of 1933, as amended, or the Securities Act, including amendments and relevant exhibits and schedules, covering the underlying securities offered hereby. This prospectus, which constitutes a part of the registration statement on Form F-3, summarizes material provisions of contracts and other documents that we refer to in the prospectus. Since this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules in their entirety for further information with respect to us, the Selling Shareholder and the securities offered hereby.

We are an SEC registrant subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, and accordingly, we file annual reports on Form 20-F and other information with the SEC and furnish reports on Form 6-K to the SEC. As a foreign private issuer, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Brazil, which differ from those in the United States. We are a “foreign private issuer” as defined under Rule 405 of the Securities Act. As a result, although we are subject to the informational requirements of the Exchange Act as a foreign private issuer, we are exempt from certain informational requirements of the Exchange Act which domestic issuers are subject to, including the proxy rules under Section 14 of the Exchange Act, the insider reporting and short-swing profit recovery provisions under Section 16 of the Exchange Act and the requirement to file current reports on Form 8-K upon the occurrence of certain material events.

As a foreign private issuer, we are also exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by other U.S. domestic reporting companies, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount and at the same time as information is received from, or provided by, other U.S. domestic reporting companies. We are liable for violations of the rules and regulations of the SEC which do apply to us as a foreign private issuer.

You may review and copy any document we file with or furnish to the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Such documents are also available to the public from the SEC’s website at www.sec.gov. The information contained on, or accessible through, such website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus or any prospectus supplement.

We are also subject to the informational requirements of the B3 and the Brazilian Securities Commission (Comissão de Valores Mobiliários), or the CVM. Our public filings with the B3 are electronically available from the B3’s website at www.b3.com.br. The information contained on, or accessible through, such website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document. You should read the information incorporated by reference because it is an important part of this prospectus.

We incorporate by reference into this prospectus our annual report on Form 20-F for the year ended December 31, 2018, filed with the SEC on April 22, 2019, and any amendments thereto, if any.

All subsequent reports that we file on Form 20-F under the Exchange Act after the date of this prospectus and prior to the termination of the offering shall also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing such documents. We may also incorporate by reference any Form 6-K that we submit to the SEC after the date of this prospectus and prior to the termination of this offering by identifying in such Form 6-K that it is being incorporated by reference into this prospectus. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

All of the documents that are incorporated by reference are available at the website maintained by the SEC at http://www.sec.gov. The information contained on, or accessible through, such website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus or any prospectus supplement. In addition, we will provide at no cost to each person, including any beneficial owner, to whom this prospectus has been delivered, upon the written or oral request of any such person to us, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, including exhibits to such documents. Requests for such copies should be directed to: CPFL Energia S.A., Rodovia Engenheiro Miguel Noel Nascentes Burnier, 1,755, km 2.5, Parque São Quirino, Campinas, São Paulo, Brazil Zip Code 13088-140, phone: + 55 19 3756 6211, email: ri@cpfl.com.br.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the registration statement of which it forms a part, each prospectus supplement and the documents incorporated by reference therein contain information that constitutes forward‑looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Many of the forward‑looking statements contained in these documents can be identified by the use of forward‑looking words, such as “believe,” “may,” “aim,” “estimate,” “continue,” “anticipate,” “will,” “intend,” “plan,” “expect” and “potential,” among others. In addition, from time to time, we or our representatives have made or may make forward-looking statements orally or in writing. Forward‑looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Those statements appear in a number of places in our most recent annual report on Form 20-F, our periodic current reports on Form 6-K, and to the section entitled “Risk Factors” beginning on page 5 of this prospectus. We have based these forward‑looking statements largely on our current beliefs, expectations and projections about future events and financial trends affecting our business. Many important factors, in addition to those discussed elsewhere in this prospectus or in the information incorporated by reference herein, could cause our actual results to differ substantially from those anticipated in our forward‑looking statements. These factors include:

•	general economic, political, demographic and business conditions in Brazil and particularly in the markets we serve;
•	changes in applicable laws and regulations, as well as the enactment of new laws and regulations, including those relating to regulatory, corporate, environmental, tax and employment matters;
•	actions taken by our controlling shareholder;
•	electricity shortages;
•	changes in tariffs;
•	our inability to generate electricity due to water shortages, transmission outages, operational or technical problems or physical damages to our facilities;
•	potential disruption or interruption of our services;
•	interest rate fluctuation, inflation and exchange rate variation;
•	the early termination of our concessions to operate our facilities;
•	increased competition in the power industry markets in which we operate;
•	our inability to implement our capital expenditure plan, including our inability to arrange financing when required and on reasonable terms;
•	changes in consumer demand;
•	existing and future governmental regulations relating to the power industry; and
•	the risk factors discussed under “Item 3. Key Information—Risk Factors,” of our most recent annual report on Form 20-F incorporated by reference herein.

Forward‑looking statements speak only as of the date they were made, and we undertake no obligation to update or to revise them after we distribute this prospectus because of new information, future events or other factors. In light of these limitations, you should not place undue reliance on forward-looking statements contained in this prospectus and elsewhere.

THE COMPANY

Overview

We are a corporation (sociedade por ações) incorporated and existing under the laws of Brazil with the legal and commercial name CPFL Energia S.A. Our principal executive offices are located at Rodovia Engenheiro Miguel Noel Nascentes Burnier, 1,755, km 2.5, Parque São Quirino, Campinas, São Paulo, Brazil Zip Code 13088-140, and our telephone number is + 55 19 3756-6211. Our Investor Relations Department is located at the same address and its telephone number is +55 19 3756-8458. Our website is https://www.cpfl.com.br. The information contained on our website is not incorporated by reference in, and shall not be considered a part of, this prospectus.

We are a holding company that, through our subsidiaries, distributes, generates, transmits and commercializes electricity in Brazil as well as provides energy-related services. We were incorporated in 1998 as a joint venture among VBC Energia S.A., or VBC, 521 Participações S.A. and Bonaire to combine their interests in companies operating in the Brazilian power sector.

We are one of the largest electricity distributors in Brazil, based on the 45,589 GWh of electricity we distributed to approximately 9.6 million consumers in 2018. In electricity generation, our installed capacity at December 31, 2018 was 3,272 MW. Through our controlling stake in CPFL Renováveis, we operate the largest portfolio of renewable energy in Brazil, with 1,100 MW of installed capacity as of December 2018.

We also engage in power commercialization, buying and selling electricity to power producers, power trading companies and consumers that are authorized to purchase electricity on the free market, or Free Consumers. We also provide agency services to Free Consumers before the Electric Energy Trading Chamber (Câmara de Comercialização de Energia Elétrica) and other agents as well as electricity‑related services to our affiliates and unaffiliated parties. In 2018, the total amount of electricity sold by our commercialization subsidiaries was 81.3 GWh and 20,133 GWh to affiliated and unaffiliated parties, respectively.

RISK FACTORS

Our business is subject to significant risks. Before purchasing any securities, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus and the applicable prospectus supplement, including the risk factors incorporated by reference from our most recent annual report on Form 20-F, as updated by other reports and documents we file with the SEC after the date of this prospectus that are incorporated by reference herein or in the applicable prospectus supplement. Additional risk factors that you should carefully consider may be included in a prospectus supplement or other offering materials relating to an offering of our securities.

The risks and uncertainties described in this prospectus, any applicable prospectus supplement or other offering materials as well as the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any applicable prospectus supplement or other offering materials as well as the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. The occurrence of any of these risks may cause you to lose all or part of your investment in the offered securities.

CAPITALIZATION

Our capitalization will be set forth in the applicable prospectus supplement subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

OFFER STATISTICS AND EXPECTED TIMETABLE

We will set forth in the applicable prospectus supplement or other offering materials a description of the offer statistics and expected timetable of any offering of securities which may be offered under this prospectus. The prospectus supplement or any other offering materials may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any prospectus supplement or other offering materials before you invest in any of our securities.

USE OF PROCEEDS

Except as may otherwise be described in a prospectus supplement, we intend to use the net proceeds from the offerings hereunder for general corporate purposes, including funding working capital and capital expenditures and possible acquisitions, as well as repayment of outstanding debt. Subject to contractual or other legal restrictions, the net proceeds from the sale of securities may be available to our affiliates through intercompany loans or other means.

In the case of a secondary offering of securities, we will not receive any of the proceeds of the sale by the Selling Shareholder of the common shares covered by this prospectus.

DESCRIPTION OF COMMON SHARES

General

We are a corporation (sociedade por ações) incorporated and existing under the laws of Brazil and registered with the CVM under No. 01866-0. The following is a brief discussion of certain significant provisions of our bylaws in effect as of the date of this prospectus, Federal Law No. 6,404/76, as amended, or the Brazilian Corporate Law, CVM regulations, and the listing rules of the Novo Mercado segment of the B3 relating to our capital stock, management, periodic information disclosure and other corporate matters. This is a descriptive summary, and therefore may not contain all of the information that may be important to you.

Issued Share Capital

As of December 31, 2018, our capital stock was R$5,741,284,174.75, all of which was fully subscribed and paid in. We currently do not hold shares in treasury. Our bylaws authorize our Board of Directors to issue up to 500,000,000 common shares without seeking shareholder approval. The shareholders must approve any further capital increase exceeding such amount at a shareholders’ meeting.

Recent History of Share Capital

On April 29, 2016, we increased our capital stock through the issuance of 24,900,531 common shares as a result of the capitalization of our statutory reserve – working capital improvement. In accordance with International Accounting Standard (IAS) 33 – Earnings Per Share, when there is an increase in the number of shares without an increase in issued capital, the number of shares is adjusted retrospectively for all prior periods presented.

Objects and Purposes

Our corporate purpose, as defined by our bylaws, includes:

•	fostering enterprises in the electricity generation, distribution, transmission, sale industry and related activities;
•	providing services related to electricity, as well as providing technical, operational, administrative and financial support services, especially to affiliated or subsidiary companies; and

•

holding interest in the capital of other companies engaged in activities similar to those that we perform or which have as corporate purpose fostering, building, and/or operating projects concerning electricity generation, distribution, transmission, commercialization and its related services.

Rights of Common Shares

Each of our common shares entitles its holder to one vote at an annual or special shareholders’ meeting (assembleia geral ordinária ou extraordinária). Owners of common shares are entitled to dividends, or other distributions made in respect of common shares, in proportion to their ownership of outstanding shares. See “Additional Information—Allocation of Net Income and Distribution of Dividends” in our most recent annual report on Form 20-F, incorporated by reference herein, for a more complete description of payment of dividends and other distributions on our common shares. In addition, upon any liquidation of our company, the common shares are entitled to return of capital in proportion to their share of our net worth. Holders of our common shares are entitled to participate on a pro rata basis in, but are not liable for, future capital calls by our company. Our common shares have tag along rights that enable shareholders, upon the sale of a controlling interest in our company, to receive 100% of the price paid per common share of the controlling block. Holders of our ADSs may not have identical rights as those afforded to holders of our common shares. For more information, see “Description of American Depositary Shares.”

Options

According to our bylaws, we may grant stock options, up to our maximum authorized share capital, to our managers and employees of our company or its subsidiaries, or natural persons providing services to us, without preemptive rights being available to current shareholders, provided that the stock option plan has been approved at a shareholders’ meeting. As of the date of this prospectus, we have not granted any stock options.

Shareholders’ Meetings

Actions to be taken at our shareholders’ meetings

At our shareholders’ meetings, shareholders are generally empowered to take any action relating to our corporate purpose and to pass such resolutions as they deem necessary. Shareholders’ meetings may be ordinary, such as the annual meeting, or extraordinary. The approval of our financial statements and the determination of the allocation of our net profits with respect to each fiscal year take place at the annual shareholders’ meeting to be held by April 30 of the year immediately following such fiscal year. The election of our directors and members of our fiscal council (and the definition of the aggregate compensation to be paid to the members of the Board of Directors, the fiscal council and the executive officers), if the requisite shareholders request its establishment, typically takes place at the annual shareholders’ meeting, although under Brazilian law it may also occur at a special shareholders’ meeting.

A special shareholders’ meeting may be held concurrently with the annual shareholders’ meeting. The following actions, among others provided under Brazilian Corporate Law and/or our bylaws, may only be taken at a special shareholders’ meeting:

•	the cancellation of the registration with the CVM as a publicly‑held company;
•	the delisting of our shares from the Novo Mercado of the B3;
•

the appointment of a specialized firm to determine the economic value of our company’s shares, in the event of a public offering as contemplated under Chapters VIII and IX of the bylaws, based on a list of three selected firms provided by the Board of Directors;

•

the plans for the granting of stock options to members of management and employees of our company and our companies directly or indirectly controlled by our company, without the preemptive rights being available to the shareholders;

•	amendment of our bylaws;

•	suspension of the rights of a shareholder who has violated Brazilian Corporate Law or our bylaws;
•	acceptance or rejection of the valuation of in-kind contributions offered by a shareholder in consideration for shares of our capital stock;
•	approval of our transformation into a limited liability company (sociedade limitada) or any other corporate form;
•	approval of our participation in a group of companies (grupo de sociedades, as defined in Brazilian Corporate Law);
•	approval of the dissolution of CPFL Energia;
•	reduction of capital stock;
•	the increase in CPFL Energia’s capital stock, as well as the issuance of convertible debentures or subscription warrants (bônus de subscrição) beyond the limits of the authorized capital; and
•	authorization to petition for bankruptcy or judicial or extrajudicial restructuring (recuperação judicial ou extrajudicial).

According to Brazilian Corporate Law, neither a company’s bylaws nor actions taken at a shareholders’ meeting may deprive a shareholder of certain specific rights, such as:

•	the right to participate in the distribution of profits;
•	the right to participate in any remaining residual assets in the event of liquidation of the company;
•	the right to inspect and monitor our management, in accordance with the Brazilian Corporate Law;
•

the right to preemptive rights in the event of subscription of shares, convertible debentures or subscription warrants (bônus de subscrição), except in some specific circumstances under Brazilian law described in “—Preemptive Rights;” and

•	the right to withdraw from our company in the cases specified in Brazilian Corporate Law, described in “Withdrawal Rights and Redemption.”

Quorum

As a general rule, Brazilian Corporate Law provides that a quorum for purposes of holding a shareholders’ meeting shall consist of shareholders representing at least 25% of a company’s issued and outstanding voting capital on the first call and, if that quorum is not reached, any percentage on the second call. There are certain exceptions to the general rule, as in the case of a shareholders’ meeting with the purposes of amending our bylaws, which shall only be held with the presence of shareholders representing at least two‑thirds of our issued and outstanding voting capital on the first call and any percentage on the second call.

As a general rule, the affirmative vote of shareholders representing at least the majority of our issued and outstanding common shares, present in person or represented by proxy, or casting votes remotely (subject to the conditions provided under Brazilian Corporate Law) at a shareholders’ meeting is required to ratify any proposed action, with abstentions not taken into account. However, other qualified quorums may be imposed under Brazilian Corporate Law and the bylaws. An example of an exception is the requirement under Brazilian Corporate Law due to which the affirmative vote of shareholders representing at least one‑half of our issued and outstanding voting capital is required to, among other matters:

•	reduce the percentage of mandatory dividends;
•	change our corporate purpose;

•         merge us with another company or consolidate us with another company;

•         spin off a portion of our assets or liabilities;

•         approve our participation in a group of companies (as defined in Brazilian Corporate Law);

•         apply for cancellation of any voluntary liquidation; and

•         approve our dissolution.

According to our bylaws and for so long as we are listed on the Novo Mercado we may not issue preferred shares or founders’ shares.

Notice of our Shareholders’ Meetings

Notice of our shareholders’ meetings must be published at least three times in the Diário Oficial do Estado de São Paulo, the official newspaper of the state of São Paulo, and in the newspaper Valor Econômico. The first notice must be published no later than 15 days before the date of the meeting on the first call, and no later than eight days before the date of the meeting on the second call. However, in certain circumstances, the CVM may require that the first notice be published 30 days in advance of the meeting. The call notice must contain the date, time, place and agenda of the meeting, and in case of amendments to the bylaws, the indication of the relevant matters. CVM Rule No. 481, of December 17, 2009, as amended, or CVM Rule No. 481, requires that additional information is disclosed in the meeting call notice for certain matters. For example, in the event of an election of directors, the meeting call notice shall disclose, among other information, the minimum percentage of equity interest required from a shareholder to request the adoption of multiple voting procedures, as well as the relevant ballot paper for casting votes remotely.

Documents and Information

The specific documents and information requested for the exercise of the voting rights of our shareholders shall be made available by electronic means at the CVM and the U.S. Securities and Exchange Commission websites, as well as at our investor relations website. The following matters, without prejudice to others provided under Brazilian Corporate Law, require specific documents and information:

•         matters with interest of related parties;

•         ordinary Shareholders’ Meeting;

•         election of members of the Board of Directors;

•         compensation of the Management of our company;

•         amendment to our company’s bylaws;

•         capital increase or capital reduction;

•         issuance of debentures or subscription bonuses;

•         issuance of preferred shares;

•         reduction of the mandatory dividend distribution;

•         acquisition of the control of another company;

•         appointment of evaluators;

•         any matter which entitles the shareholders to exercise their withdrawal right; and

•         merger, spin-off, stock swap merger or consolidation with at least one publicly-held company enrolled with the CVM in a certain category (category A).

Location of our Shareholders’ Meetings

Starting in 2018, our shareholders’ meetings began to take place in the company’s new headquarters, in the city of Campinas, in the state of São Paulo. Brazilian Corporate Law allows our shareholders to hold meetings outside our head offices in the event of force majeure, provided that the meetings are held in the city of Campinas and the relevant notice contains a clear indication of the place where the meeting will occur.

Who May Call our Shareholders’ Meetings

Subject to the provisions of the Brazilian Corporate Law and our bylaws, our Board of Directors may ordinarily call our shareholders’ meetings. These meetings may also be called by:

•	any shareholder, if our directors fail to call a shareholders’ meeting within 60 days after the date they were required to do so under applicable laws and our bylaws;
•

shareholders holding at least five percent of our capital stock, if our directors fail to call a meeting within eight days after receipt of a request to call the meeting by those shareholders indicating the proposed agenda; and

•

our fiscal council, if the Board of Directors delays calling an annual shareholders’ meeting for more than one month. The fiscal council may also call a special shareholders’ meeting any time if it believes that there are important or urgent matters to be addressed.

Conditions of Admission

Shareholders attending our shareholders’ meeting must provide their identification cards and produce proof of ownership of the shares they intend to vote.

A shareholder may be represented at a shareholders’ meeting by a proxy, as long as the proxy is appointed less than a year before the shareholders’ meeting. The proxy must be a shareholder, an officer of the corporation, a lawyer or, in certain cases, a financial institution. An investment fund must be represented by its investment fund officer. The company and/or its shareholders may also carry out a public proxy request directed to all shareholders with voting rights, subject to certain procedures governed by Brazilian Corporate Law. For shareholders who are legal persons, in accordance with the understanding of the Joint Committee of the CVM issued in a meeting held on November 4, 2014 (CVM Proceeding RJ2014/3578), there is no need for the proxy to be (i) a shareholder or manager of the company, (ii) a lawyer, or (iii) a financial institution.

Recent amendments to CVM Rule No. 481 have also ruled, among other provisions, the right of our shareholders casting votes remotely. For such purposes and subject to certain procedures governed by Brazilian Corporate Law, (i) we are requested to provide our shareholders, up to one month before the date scheduled for certain shareholders’ meetings, with the ballot paper to cast votes remotely, and (ii) our shareholders are requested to send back the relevant ballot paper directly to us (by post or e-mail), or by giving instructions to certain authorized services providers, no later than seven days before the date scheduled for the shareholders’ meeting. In the case of instructions given to authorized services providers, such authorized services providers may accept instructions by any means that they usually use to communicate with the shareholders and also refuse to accept voting instructions from shareholders according with their internal rules. We (and also certain authorized services providers) may request rectifications in the ballot paper sent by shareholders wishing to cast votes remotely. In certain specific cases and under certain conditions, we might provide our shareholders with a more beneficial deadline or mechanism to send back the ballot papers, or to attend our shareholders’ meetings (for example, by means of an electronic system which may allow them to remotely attend our meetings).

CVM Rule No. 481 also established the right of shareholders to request the inclusion of candidates and proposals in the ballot, to the extent that the terms provided for in CVM Rule No. 481 are observed. The inclusion of proposals in the ballot must be requested up to 45 days before the annual general meeting. In relation to the inclusion of candidates in the annual general meeting or in the extraordinary general meeting, in both cases the request must be made up to 25 days before the date of such meeting. If the inclusion of a candidate is requested properly, we must present a new version of the ballot at least 20 days before the date of the referred meeting in order for the shareholders to decide whether they want to change their votes or not. If the shareholders do not provide new voting instructions, the previous one will be considered. We may request rectifications to requests made by shareholders wishing to include proposals or candidates on the ballot. A request made by a shareholder may be revoked at any time up to the relevant general meeting, upon notice by the requesting shareholder to the Investor Relations Officer, in which case any votes may be disregarded.

Another obligation of CVM Rule No. 481 is the disclosure of the voting statement, containing the first five numbers of each shareholder CPF or CNPJ and their votes for each subject discussed in the general meeting, such disclosure must be made by the company within seven business days after the meeting.

Since 2008, our company has been adopting a Manual for Participation in general shareholders’ meetings to provide, in a clear and summarized form, information relating to our company’s shareholders’ general meeting and to encourage and facilitate the participation of all shareholders. This manual includes a standard power of attorney, which may be used by shareholders who are unable to be present at the meetings to appoint an attorney-in-fact to exercise their voting rights with regard to issues on the agenda.

Directors

Election of Directors

Under our bylaws, our board members are elected by the holders of our common shares at the annual general meeting of shareholders. According to our bylaws, our Board of Directors consists of a minimum of five. Board members serve one‑year terms, re‑election being permitted, and may be removed at any time by our shareholders at an extraordinary general meeting of shareholders. Our bylaws do not provide for a mandatory retirement age for directors.

Under Brazilian Corporate Law and a decision by the CVM, non-controlling shareholders may designate at least one member of our Board of Directors for election to the board, provided that they hold at least 10% of our outstanding voting shares. Non-controlling shareholders who own more than 5% of our voting shares may request cumulative voting (voto múltiplo).

The exact number of directors is set by a vote of a majority of our issued and outstanding common shares present in person or represented by proxy at a shareholders’ meeting. Brazilian Corporate Law allows cumulative voting for our directors at the request of at least 5% of the issued and outstanding voting shares. If there is no request for cumulative voting, directors are elected by a majority of our issued and outstanding common shares present in person or represented by proxy at a shareholders’ meeting, except that any shareholders who, individually or in blocks, hold at least 10% of our issued and outstanding common shares have the right to select one director and his or her alternate.

Transactions in which Directors have an Interest

Brazilian Corporate Law prohibits directors from:

•	performing any act of generosity using corporate assets to the detriment of our company;
•	by virtue of his or her position, receiving any type of direct or indirect personal advantage from third parties without authorization in the bylaws or as a result of a shareholder vote; and

•	taking part in any corporate transaction in which he or she has an interest that conflicts with an interest of the company.

The compensation of our directors is determined by the shareholders.

Allocation of Net Income and Distribution of Dividends

The discussion below summarizes the provisions of Brazilian law regarding the establishment of reserves by corporations and the distribution of dividends, including interest attributable to shareholders’ equity.

Mandatory Distribution

Brazilian Corporate Law generally requires that the bylaws of each Brazilian corporation specify a minimum percentage of the amounts available for distribution by such corporation for each fiscal year that must be distributed to shareholders as dividends, also known as the mandatory distribution.

Under our bylaws, at least 25.0% of our adjusted net income, as calculated under Brazilian Accounting Principles and adjusted under Brazilian Corporate Law, for the preceding fiscal year must be distributed as a mandatory annual dividend in the following fiscal year. Adjusted net income means the distributable amount after any deductions for statutory reserves and reserves for investment projects.

Under our bylaws, the net profit for the preceding fiscal year, as calculated under Brazilian Accounting Principles and adjusted under Brazilian Corporate Law, shall be allocated as follows: (i) 5.0%, before any other allocation, to form the legal reserve, until it reaches 20.0% of CPFL Energia’s capital stock (under Brazilian Corporate Law, we are not forced to make any allocation to the legal reserve in relation to any fiscal year in which the sum of the legal reserve and certain capital reserves exceeds 30.0% of CPFL Energia’s capital stock); and (ii) payment of mandatory dividends.

Brazilian Corporate Law permits the suspension of the mandatory distribution of dividends in any fiscal year in which the management bodies report to the shareholders’ meeting that the distribution would be inadvisable in view of the company’s financial condition. The suspension is subject to approval by the shareholders’ meeting and review by members of the fiscal council, if it has been installed. The law does not establish the circumstances in which payment of the mandatory dividend would be “inadvisable” based on the company’s financial condition. In the case of publicly‑held corporations, the board of directors must file a justification for such suspension with the CVM within five days of the relevant general meeting. If the mandatory distribution is not paid, the unpaid amount must be attributed to a special reserve account. If not absorbed by subsequent losses, those funds must be paid out as dividends as soon as the financial condition of the company permits. Under Brazilian Corporate Law, the shareholders of a publicly‑held company may also, through a unanimous decision in a general shareholders’ meeting, decide to distribute dividends in an amount lower than the mandatory distribution or retain the net profit exclusively for purposes of fundraising by means of non-convertible debentures.

Payment of Dividends

We are required by Brazilian Corporate Law to hold an annual general shareholders’ meeting by no later than April 30 of each year, at which the shareholders have to decide, among other matters, on the payment of an annual dividend. Additionally, interim dividends may be declared by our Board of Directors. Any interim dividend paid may be set off against the amount of the mandatory dividend payable for the fiscal year in which the interim dividend was paid.

Pursuant to our charter, we are required to pay a mandatory annual dividend of at least 25.0% of our adjusted net income. Any holder of record of shares at the time of a dividend declaration is entitled to receive dividends. Dividends on shares held through a depositary are paid to the depositary for further distribution to the shareholders. Under Brazilian Corporate Law, dividends are generally required to be paid to the holder of record on a dividend declaration date within 60 days following the date the dividend was declared, unless a shareholders’ resolution sets forth another date of payment, which, in either case, must occur prior to the end of the fiscal year in which such dividend was declared. Pursuant to our bylaws, declared unclaimed dividends do not bear interest, are not monetarily adjusted and revert to us if unclaimed within three years after the date when we began to pay such declared dividends.

In general, shareholders who are not residents of Brazil must register their equity investment with the Brazilian Central Bank (Banco Central do Brasil) to have dividends, sales proceeds or other amounts with respect to their shares eligible to be remitted outside of Brazil. The common shares underlying the ADSs are held in Brazil in book-entry form with Banco do Brasil S.A. as of January 1, 2011. The depositary of the ADSs (or its custodian) has registered the common shares underlying the ADSs with the Brazilian Central Bank and, therefore, is able to have dividends, sales proceeds or other amounts with respect to the common shares remitted outside Brazil.

Payments of cash dividends and distributions, if any, are made in reais to the custodian on behalf of the depositary, which then converts such proceeds into U.S. dollars for distribution to holders of ADSs. In the event that the custodian is unable to convert immediately the Brazilian currency received as dividends into U.S. dollars, the amount of U.S. dollars payable to holders of ADSs may be adversely affected by depreciations of the Brazilian currency that occur before the dividends are converted. Dividends paid to persons who are not Brazilian residents, including holders of ADSs, are not subject to Brazilian withholding income tax, except for (i) dividends declared based on profits generated prior to December 31, 1995 and (ii) in 2014 dividends possibly paid in excess of profits, due to a difference in the calculation of profits resulting from a change of accounting standards adopted in Brazil, which are subject to Brazilian withholding income tax at varying tax rates. See “—Brazilian Tax Considerations” in our most recent annual report on Form 20-F incorporated by reference herein for more information.

Holders of ADSs have the benefit of the electronic registration obtained from the Brazilian Central Bank, which permits the depositary of the ADSs and its custodian to remit proceeds related to dividends and other distributions or sales proceeds with respect to the common shares represented by ADSs outside of Brazil. In the event the holder exchanges the ADSs for common shares, the holder will need to update the shareholder’s registration with the Brazilian Central Bank and enter into simultaneous foreign exchange transactions (without the effective remittance of funds) in order to re-enable the remittance of proceeds related to dividends and other distributions or sales. In order to do so, the holder must be a duly qualified investor under Resolution No. 4,373 by registering with the CVM and the Brazilian Central Bank and appointing a representative in Brazil.

If the holder is not a duly qualified investor and does not follow the procedures indicated in the above paragraph, he or she will not be able to exchange the ADSs for common shares or to remit abroad any proceeds relating to dividends and other distributions or sales.

Under current Brazilian legislation, the Brazilian government may impose temporary restrictions of foreign capital abroad in the event of a serious imbalance or an anticipated serious imbalance of Brazil’s balance of payments (see “Item 3. Key Information—Risk Factors—Risks Relating to the ADSs and Our Common Shares” of our most recent annual report on Form 20-F incorporated by reference herein).

Interest Attributable to Shareholders’ Equity

Under Brazilian tax legislation, Brazilian companies are permitted to make distributions to shareholders of interest attributable to shareholders’ equity and treat such payments as a deductible expense for purposes of calculating Brazilian corporate income tax and social contribution on net profits. Payment of such interest may be made at the discretion of our Board of Directors, subject to the approval of the shareholders at a general shareholders’ meeting. In order to calculate this interest attributable to shareholders’ equity, the Long Term Interest Rate defined by the Brazilian Central Bank (Taxa de Juros de Longo Prazo) is applied to certain equity accounts for the applicable period. The deduction of the interest attributable to shareholders’ equity payments for Corporate Income Tax (Imposto de Renda Pessoas Jurídicas) and Social Contribution Tax on Net Profits (Contribuição Social sobre o Lucro Líquido) purposes is limited to the greater of:

•

50.0% of net income (determined after the deduction of the provisions for social contribution on net profits but before taking into account the provision for corporate income tax and the interest attributable to shareholders’ equity) for the period in respect of which the payment is made; or

•	50.0% of the accrued profits and profit reserves as of the beginning of the year in respect of which such payment is made.

As a general rule, the payment of interest attributable to shareholders’ equity to non-Brazilian holders is subject to Brazilian withholding tax at the rate of 15.0%, or 25.0% if the non-Brazilian holder is domiciled in a jurisdiction defined as a “Low or Nil Tax Jurisdiction.” If such payments are accounted for, at their net value, as part of any mandatory dividend, the tax is paid by the company on behalf of its shareholders, upon distribution of the interest (gross up). If we distribute interest attributable to shareholder’s equity in any year, and that distribution is not accounted for as part of mandatory distribution, Brazilian income tax would be borne by the shareholders. For accounting purposes, interest attributable to shareholders’ equity is reflected as a dividend payment.

Under our bylaws, interest attributable to shareholders’ equity may be treated as a dividend for purposes of the mandatory dividend.

No assurance can be given that our Board of Directors will not recommend that future distributions of profits should be made by means of interest attributable to shareholders’ equity instead of by means of dividends.

Distributions

We do not currently have a dividend policy. However, we intend to declare and pay dividends and/or interest attributable to shareholders’ equity in amounts of at least 25.0% of our adjusted net income, in annual installments. The amount of any of our distributions of dividends and/or interest attributable to shareholders’ equity will depend on a series of factors, such as our financial conditions, prospects, macroeconomic conditions, tariff adjustments, regulatory changes, growth strategies and other matters our Board of Directors and our shareholders may consider relevant. In addition, covenants contained in our debt instruments may limit the amount of dividends and/or interest attributable to shareholders’ equity that we may make. Within the context of our tax planning, we may in the future determine that it is to our benefit to distribute interest attributable to shareholders’ equity in lieu of dividends.

Our Board of Directors may approve the distribution of dividends and/or interest attributable to shareholders’ equity, calculated based on our annual or semi-annual financial statements or on financial statements relating to shorter periods, or also based on accrued profits recorded or on profits allocated to non-profits reserve accounts in the annual or semi-annual financial statements. The declaration of annual dividends, including dividends in excess of the mandatory distribution, requires approval by the vote of the majority of the holders of our common shares.

Reserve Accounts

We have two principal reserve accounts—profits reserve and capital reserve. Our profits reserve account consists of legal reserve and statutory reserve – working capital improvement.

Legal Reserve

Under Brazilian Corporate Law and our bylaws, we are required to maintain a legal reserve and allocate 5% of our net income for each fiscal year to that reserve until the aggregate amount of the reserve equals 20% of our issued share capital. However, we are not required to make any allocations to our legal reserve in a fiscal year in which the legal reserve, when added to our other established capital reserves, exceeds 30% of our total capital. Any net loss may be offset with amounts in the legal reserve.

Statutory Reserve

Under Brazilian law, we are permitted to allocate part of our net profits to discretionary reserve accounts established in accordance with our bylaws; however, we may not do so if the allocation prevents distribution of the mandatory distributable amount.

Statutory Reserve – Working Capital Improvement: Our working capital improvement reserve is a form of discretionary reserve account. We may allocate net profit (after the allocation to the legal reserve and payment of the mandatory distributable amount) to provide our company with additional working capital. The amount set aside in this working capital improvement reserve cannot at any time exceed the value of our share capital. Considering the current Brazilian macroeconomic environment, including the incipient economic recovery, and the uncertainties regarding weather, rain and drought conditions in Brazil that affect our operations, the our management has proposed the allocation of R$2,235,465 to our statutory reserve – working capital improvement for approval by our shareholders in our Annual Shareholders’ Meeting, scheduled to take place on April 30, 2019.

Payment of Dividends and Interest Attributable to Shareholders’ Equity

We intend to declare and pay dividends and/or interest attributable to shareholders’ equity in amounts of at least 25% of our adjusted net income, in semi‑annual installments. The amount of any dividends and/or interest attributable to shareholders’ equity will depend on a series of factors, such as our financial condition, our prospects, macroeconomic conditions, tariff adjustments, regulatory changes, growth strategies and other matters that our Board of Directors and our shareholders may consider relevant. In addition, covenants contained in our debt instruments may limit the amount of dividends and/or interest attributable to shareholders’ equity that we may make. As part of our tax planning, we may in the future determine that it is to our benefit to distribute interest attributable to shareholders’ equity in lieu of dividends.

Our Board of Directors may approve the distribution of dividends and/or interest attributable to shareholders’ equity, calculated based on our annual or semi‑annual financial statements or on financial statements relating to shorter periods, or also based on accrued profits recorded or on profits allocated to non‑profits reserve accounts in our annual or semi‑annual financial statements. The declaration of annual dividends, including dividends in excess of the mandatory distribution, requires approval by the vote of the majority of the holders of our common shares.

Withdrawal Rights and Redemption

Brazilian Corporate Law grants our shareholders the right to withdraw from the company in case they disagree with decisions taken in shareholder’s meetings concerning the following matters: (i) the reduction of minimum mandatory dividends; (ii) the merger of the Company or consolidation with another company; (iii) the change of the corporate purpose of the Company; (iv) a spinoff of the Company (if such spinoff changes the Company’s corporate purpose, reduces mandatory dividends or results in the company joining a group of entities); (v) the acquisition by us of the control of another company for a price that exceeds the limits established in paragraph two of Article 256 of Brazilian Corporate Law; (vi) a change in our corporate form; (vii) approval of our participation in a group of companies (as defined in Brazilian Corporate Law); (viii) if the company resulting from a merger, spin-off or consolidation with another company, which is a successor of a public-held company, does not register itself with the CVM as a publicly‑held company, within the deadlines provided for in Brazilian Corporate Law; or (ix) stock swap merger of our company with another company, so that our company becomes a wholly-owned subsidiary of the other company. Shareholders who did not vote or were not present at the relevant meeting may exercise this withdrawal right, subject to certain conditions provided for in Brazilian Corporate Law.

If our shareholders wish to withdraw from the Company due to a merger or a participation in a group of companies, such right may only be exercised provided that our company’s shares have neither liquidity nor dispersion in the market.

The withdrawal right entitles the shareholder to the reimbursement of the value of its shares, upon request within 30 days of the publication of notice of the shareholders’ meeting, except in certain specific cases provided for in Brazilian Corporate Law. After a term provided for in Brazilian Corporate Law, our Management bodies may choose to call a general meeting to ratify or reconsider the decision that triggered the withdrawal rights, should the payment of such rights threaten the financial stability of the company.

Registration of our Shares

Our shares are held in book-entry form with Banco do Brasil S.A., which requires presentation of a written order from the transferor or a judicial authorization or order to effect transfers.

Preemptive Rights

Our shareholders have a general preemptive right to subscribe for shares in any capital increase according to the proportion of their shareholdings. Pursuant to Brazilian Corporate Law, our shareholders also have a general preemptive right to subscribe for any convertible debentures and subscription warrants that we may issue. A period of at least 30 days following the publication of notice of the capital increase is allowed for the exercise of the preemptive right. Pursuant to Brazilian Corporate Law, holders are permitted to transfer or dispose of their preemptive right for consideration.

Pursuant to Brazilian Corporate Law and our bylaws, our Board of Directors may decide to increase our share capital within the limit of the authorized capital. Whenever such increase is made through a stock exchange, through a public offering or through an exchange of shares in a public which purpose is to acquire control of another company, the Board of Directors is entitled to exclude the preemptive rights or reduce the exercise period of such rights.

Anti-Takeover Effects of Certain Provisions of our Bylaws

Some provisions of our bylaws may have the effect of discouraging, delaying or preventing hostile takeovers of our company. Our bylaws provide that if a controlling shareholder sells its controlling share, the acquirer must carry out a tender offer to purchase the shares held by the other shareholders, subject to applicable legislation and the rules of the Novo Mercado in order to ensure all shareholders are treated equally with the Selling Shareholder. Although this and other such requirements of the Novo Mercado are intended to protect minority shareholders, they may also discourage takeovers by increasing the cost and legal steps necessary to acquire control of a company.

Restriction on Certain Transactions by Controlling Shareholders, Directors, Executive Officers and Members of our Fiscal Council

Our controlling shareholders, directors, executive officers and members of our fiscal council, who are considered insiders under Brazilian securities regulation, must abstain from trading in our securities, including derivatives based on our securities, in the following circumstances:

•	before the public disclosure of any material act or fact with respect to our business;
•	during the period preceding an established plan to merge with another company, consolidate, spin off part or all of our assets or reorganize;
•	during the 15-day period before disclosure of our quarterly and annual financial statements; and
•

with respect to our controlling shareholders, directors and executive officers, in the event of acquisition or sale of our shares by us or the acquisition or sale of our shares by any of our controlled or affiliated companies or any other company under our common control.

Delisting from the Novo Mercado

We may delist our common shares from the Novo Mercado at any time, provided that shareholders representing a majority of our voting capital stock approve the decision. Delisting of shares from the Novo Mercado does not require delisting from B3.

For our common shares to be delisted from the Novo Mercado, we or our controlling shareholders are required to conduct a tender offer for the acquisition of our outstanding common shares, for at least the economic value ascertained by an appraisal report prepared in accordance with applicable law and regulations. Such obligation to conduct a tender offer may be waived by a general shareholders’ meeting, which may only be installed with the presence of at least 2/3 of the free float, and the matter has to be approved by the majority of votes casted by the free float present at the meeting. This provision was recently included in the Novo Mercado rules and, although our current bylaws do not contain such provision, it is applicable to us. Furthermore, according to the Novo Mercado rules, we have to adapt our bylaws to include such provision by our general shareholders’ meeting of 2021.

Purchases by us of our own Shares

Our bylaws permit us to acquire our own shares, following a resolution by our Board of Directors and in accordance with CVM rules and other applicable legislation, for purposes of cancellation or to be kept as treasury shares. We may determine whether the shares will be resold on the market.

Disclosure Requirements

We are subject to the reporting requirements established by Brazilian Corporate Law and the CVM. Furthermore, because we are listed with the Novo Mercado, we must also follow the disclosure requirements provided for in the Novo Mercado rules.

Disclosure of Information

Brazilian securities regulations require publicly-held corporations to provide the CVM and the stock exchange with periodic information that includes annual information statements, quarterly financial statements, quarterly management reports and independent auditor reports. Brazilian securities regulations also require publicly-held companies to file shareholders’ agreements and notices and minutes of shareholders’ meetings with the CVM.

Disclosure of Material Facts

Under Brazilian securities regulations, we must disclose any material fact related to our business to the CVM and B3. A fact is deemed material if it would have a material impact on the price of our securities, an investor’s decision to trade in our securities or an investor’s decision to exercise any rights as a holder of any of our securities. Under special circumstances, we may submit a request to the CVM for confidential treatment for certain material facts.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Citibank, N.A. has agreed to act as the depositary bank for the American Depositary Shares.  Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013.  American Depositary Shares are frequently referred to as “ADSs” and represent ownership interests in securities that are on deposit with the depositary bank.  ADSs may be represented by certificates that are commonly known as “American Depositary Receipts” or “ADRs.”  The depositary bank typically appoints a custodian to safe keep the securities on deposit.  In this case, the custodian is Banco Bradesco S.A., located at Departamento de Ações e Custódia, Cidade de Deus-Prédio Amarelo 2º andar Osasco-SP-06029-900.

We have appointed Citibank as depositary bank pursuant to a deposit agreement.  A copy of the deposit agreement is on file with the SEC as an exhibit to the registration statement on Form F-3 pursuant to which this prospectus is filed.  You may obtain a copy of the deposit agreement from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C.  20549 and from the SEC’s website (www.sec.gov).

We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs.  Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary.  We urge you to review the deposit agreement in its entirety. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement.

Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, two of our common shares that are on deposit with the depositary bank and/or custodian.  An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary bank or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations.  We and the depositary bank may agree to change the ADS-to-Share ratio by amending the deposit agreement.  This amendment may give rise to, or change, the depositary fees payable by ADS owners.  The custodian, the depositary bank and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs.  The deposited property does not constitute the proprietary assets of the depositary bank, the custodian or their nominees.  Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs.  The depositary bank, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs.  A beneficial owner of ADSs may or may not be the holder of ADSs.  Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary bank, and the depositary bank (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.

If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs.  The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary bank.  As an ADS holder you appoint the depositary bank to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law.  However, our obligations to the holders of common shares will continue to be governed by the laws of Brazil, which may be different from the laws in the United States.

In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances.  You are solely responsible for complying with such reporting requirements and obtaining such approvals.  Neither the depositary bank, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights.  The depositary bank will hold on your behalf the shareholder rights attached to the common shares underlying your ADSs.  As an owner of ADSs you will be able to exercise the shareholders rights for the common shares represented by your ADSs through the depositary bank only to the extent contemplated in the deposit agreement.  To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.

The manner in which you own the ADSs (e.g., in a brokerage account vs. as registered holder, or as holder of certificated vs. uncertificated ADSs) may affect your rights and obligations, and the manner in which, and extent to which, the depositary bank’s services are made available to you.  As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary bank in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary bank (commonly referred to as the “direct registration system” or “DRS”).  The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary bank.  Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary bank to the holders of the ADSs.  The direct registration system includes automated transfers between the depositary bank and The Depository Trust Company (“DTC”), the central book-entry clearing and settlement system for equity securities in the United States.  If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner.  Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC.  The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs.  Please consult with your broker or bank if you have any questions concerning these limitations and procedures.  All ADSs held through DTC will be registered in the name of a nominee of DTC.  This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.”  When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.

Dividends and Distributions

The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on common shares or other deposited securities, after deducting its fees and expenses described below. You will receive these distributions in proportion to the number of common shares your ADSs represent.

Distributions of Cash

Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian.  Upon receipt of confirmation of the deposit of the requisite funds, the depositary bank will arrange for the funds received in a currency other than U.S. dollars to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the laws and regulations of Brazil.  (See “Description of Common Shares—Allocation of Net Income and Distribution of Dividends—Payment of Dividends” for a summary of Brazilian laws and regulations applicable to the payment of dividends on common shares.)

The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States.  The depositary bank will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement.  The depositary bank will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary bank holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Shares

Whenever we make a free distribution of common shares for the securities on deposit with the custodian, we will deposit the applicable number of common shares with the custodian.  Upon receipt of confirmation of such deposit, the depositary bank will either distribute to holders new ADSs representing the common shares deposited or modify the ADS-to-common shares ratio, in which case each ADS you hold will represent rights and interests in the additional common shares so deposited.  Only whole new ADSs will be distributed.  Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

The distribution of new ADSs or the modification of the ADS-to-common shares ratio upon a distribution of common shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement.  In order to pay such taxes or governmental charges, the depositary bank may sell all or a portion of the new common shares so distributed.

No such distribution of new ADSs will be made if it would violate a law (e.g., the U.S. securities laws) or if it is not operationally practicable.  If the depositary bank does not distribute new ADSs as described above, it may sell the common shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

Whenever we intend to distribute rights to subscribe for additional common shares, we will give prior notice to the depositary bank and we will assist the depositary bank in determining whether it is lawful and reasonably practicable to distribute rights to subscribe for additional ADSs to holders.

The depositary bank will establish procedures to distribute rights to subscribe for additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction).  You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights.  The depositary bank is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to subscribe for new common shares other than in the form of ADSs.

The depositary bank will not distribute the rights to you if:

•	We do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or
•	We fail to deliver satisfactory documents to the depositary bank; or
•	It is not reasonably practicable to distribute the rights.

The depositary bank will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable.  The proceeds of such sale will be distributed to holders as in the case of a cash distribution.  If the depositary bank is unable to sell the rights, it will allow the rights to lapse.

Elective Distributions

Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary bank and will indicate whether we wish the elective distribution to be made available to you.  In such case, we will assist the depositary bank in determining whether such distribution is lawful and reasonably practicable.

The depositary bank will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement.  In such case, the depositary bank will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in Brazil would receive upon failing to make an election, as more fully described in the deposit agreement.

Other Distributions

Whenever we intend to distribute property other than cash, common shares or rights to subscribe for additional common shares, we will notify the depositary bank in advance and will indicate whether we wish such distribution to be made to you.  If so, we will assist the depositary bank in determining whether such distribution to holders is lawful and reasonably practicable.

If it is reasonably practicable to distribute such property to you and if we provide to the depositary bank all of the documentation contemplated in the deposit agreement, the depositary bank will distribute the property to the holders in a manner it deems practicable.

The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement.  In order to pay such taxes and governmental charges, the depositary bank may sell all or a portion of the property received.

The depositary bank will not distribute the property to you and will sell the property if:

•	We do not request that the property be distributed to you or if we request that the property not be distributed to you; or
•	We do not deliver satisfactory documents to the depositary bank; or
•	The depositary bank determines that all or a portion of the distribution to you is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption

Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary bank in advance.  If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will provide notice of the redemption to the holders.

The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price.  The depositary bank will convert into U.S. dollars upon the terms of the deposit agreement the redemption funds received in a currency other than U.S. dollars and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary bank.  You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs.  If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary bank may determine.

Changes Affecting Common Shares

The common shares held on deposit for your ADSs may change from time to time.  For example, there may be a change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of such common shares or a recapitalization, reorganization, merger, consolidation or sale of assets of the Company.

If any such change were to occur, your ADSs would, to the extent permitted by law and the deposit agreement, represent the right to receive the property received or exchanged in respect of the common shares held on deposit.  The depositary bank may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the Shares.  If the depositary bank may not lawfully distribute such property to you, the depositary bank may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Common Shares

After the completion of the offering, the common shares that are being offered for sale pursuant to the prospectus will be deposited by us and by the Selling Shareholder with the custodian.  Upon receipt of confirmation of such deposit, the depositary bank will issue ADSs to the underwriters named in the prospectus.

After the closing of the offer, the depositary bank may create ADSs on your behalf if you or your broker deposits common shares with the custodian.  The depositary bank will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the common shares to the custodian.  Your ability to deposit common shares and receive ADSs may be limited by U.S. and Brazilian legal considerations applicable at the time of deposit.

The issuance of ADSs may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the common shares have been duly transferred to the custodian.  The depositary bank will only issue ADSs in whole numbers.

When you make a deposit of common shares, you will be responsible for transferring good and valid title to the depositary bank.  As such, you will be deemed to represent and warrant that:

•	The common shares are duly authorized, validly issued, fully paid, non‑assessable and legally obtained.
•	All preemptive (and similar) rights, if any, with respect to such common shares have been validly waived or exercised.
•	You are duly authorized to deposit the common shares.
•

The common shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement).

•	The common shares presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties are incorrect in any way, we and the depositary bank may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination and Split Up of ADRs

As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby.  For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary bank and also must:

•	ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;
•	provide such proof of identity and genuineness of signatures as the depositary bank deems appropriate;
•	provide any transfer stamps required by the State of New York or the United States; and
•	pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary bank with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Common Shares Upon Cancellation of ADSs

As a holder, you will be entitled to present your ADSs to the depositary bank for cancellation and then receive the corresponding number of underlying common shares at the custodian’s offices.  Your ability to withdraw the common shares held in respect of the ADSs may be limited by U.S. and Brazilian law considerations applicable at the time of withdrawal.  In order to withdraw the common shares represented by your ADSs, you will be required to pay to the depositary bank the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the common shares.  You assume the risk for delivery of all funds and securities upon withdrawal.  Once canceled, the ADSs will not have any rights under the deposit agreement.

If you hold ADSs registered in your name, the depositary bank may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary bank may deem appropriate before it will cancel your ADSs.  The withdrawal of the common shares represented by your ADSs may be delayed until the depositary bank receives satisfactory evidence of compliance with all applicable laws and regulations.  Please keep in mind that the depositary bank will only accept ADSs for cancellation that represent a whole number of securities on deposit.

You will have the right to withdraw the securities represented by your ADSs at any time except for:

•

Temporary delays that may arise because (i) the transfer books for the common shares or ADSs are closed, or (ii) common shares are immobilized on account of a shareholders’ meeting or a payment of dividends.

•	Obligations to pay fees, taxes and similar charges.
•	Restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

As a holder, you generally have the right under the deposit agreement to instruct the depositary bank to exercise the voting rights for the common shares represented by your ADSs.  The voting rights of holders of common shares are described in “Description of Common Shares”.

At our request, the depositary bank will distribute to you any notice of shareholders’ meeting received from us together with information explaining how to instruct the depositary bank to exercise the voting rights of the securities represented by ADSs.  In lieu of distributing such materials, the depositary bank may distribute to holders of ADSs instructions on how to retrieve such materials upon request.

If the depositary bank timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder’s ADSs in accordance with such voting instructions.

Securities for which no voting instructions have been received will not be voted (except as otherwise contemplated in the deposit agreement).

If the depositary bank does not receive your voting instructions in a timely manner you will nevertheless be treated as having instructed the depositary bank to give a proxy to a person we designate to vote the common shares represented by your ADSs in his/her discretion.  The depositary bank will deliver such discretionary proxy unless we inform the depositary bank that:

•	we do not wish the depositary bank to issue such discretionary proxy;
•	the outcome for which the discretionary proxy holder would otherwise vote would materially and adversely affect the rights of shareholders; and
•	substantial opposition exists against the outcome for which the discretionary proxy holder would otherwise vote on such matters.

Please note that the ability of the depositary bank to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit.  We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary bank in a timely manner.

Fees and Charges

As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement:

Service:	Fee:	Paid by:
Issuance of ADSs upon deposit of shares, excluding issuances resulting from distributions described in the fourth item below	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) issued.	Person depositing our common shares or person receiving ADSs
Delivery of common shares deposited under our deposit agreement against surrender of ADSs	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) surrendered.	Person surrendering ADSs for cancellation and withdrawal of deposited securities or person to whom deposited securities are delivered
Distribution of cash dividends or other cash distributions (i.e., sale of rights and other entitlements)	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom distribution is made
Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom distribution is made
Distribution of securities other than ADSs or rights to purchase additional ADSs (i.e., spin-off shares)	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom distribution is made
Depositary services	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary.	Person holding ADSs on the applicable record date(s) established by the depositary

As an ADS holder you will also be responsible to pay certain charges such as:

(a)	taxes (including applicable interest and penalties) and other governmental charges;
(b)

such registration fees as may from time to time be in effect for the registration of our common shares or other deposited securities on the share register and applicable to transfers of our common shares or other deposited securities to or from the name of the custodian, the depositary or any nominees upon the making of deposits and withdrawals, respectively;

(c)

such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the deposit agreement to be at the expense of the person depositing or withdrawing our common shares or holders and beneficial owners of ADSs;

(d)	the expenses and charges incurred by the depositary in the conversion of foreign currency;
(e)

such fees and expenses as are incurred by the depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to our common shares, deposited securities, ADSs and ADRs; and

(f)	the fees and expenses incurred by the depositary, the custodian, or any nominee in connection with the delivery or servicing of deposited securities.

ADS fees and charges for (i) the issuance of ADSs, and (ii) the cancellation of ADSs are charged to the person depositing our common shares or person receiving ADSs (in the case of ADS issuances) and to the person surrendering ADSs for cancellation and withdrawal of deposited securities or person to whom deposited securities are delivered (in the case of ADS cancellations).  In the case of ADSs issued by the depositary bank into DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs being issued or the DTC Participant(s) surrendering the ADSs to the depositary bank for cancellation, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participants as in effect at the time.

ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date.  In the case of distributions and the Depositary services fee are payable to the depositary bank by Holders as of the applicable ADS Record Date established by the depositary bank.  In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs.  For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs.

In the event of refusal to pay the depositary bank fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary bank fees from any distribution to be made to the ADS holder.  Certain depositary fees and charges (such as the ADS services fee) may become payable shortly after the closing of the ADS offering.  Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary bank.  You will receive prior notice of such changes.  The depositary bank may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary bank agree from time to time.

Amendments and Termination

We may agree with the depositary bank to modify the deposit agreement at any time without your consent.  We undertake to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement.  We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay.  In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective.  The deposit agreement cannot be amended to prevent you from withdrawing the common shares represented by your ADSs (except as permitted by law).

We have the right to direct the depositary bank to terminate the deposit agreement. Similarly, the depositary bank may in certain circumstances on its own initiative terminate the deposit agreement.  In either case, the depositary bank must give notice to the holders at least 30 days before termination.  Until termination, your rights under the deposit agreement will be unaffected.

After termination, the depositary bank will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit.  After the sale, the depositary bank will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account.  At that point, the depositary bank will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).

Books of Depositary

The depositary bank will maintain ADS holder records at its depositary office.  You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

The depositary bank will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs.  These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

The deposit agreement limits our obligations and the depositary bank’s obligations to you.  Please note the following:

•	We and the depositary bank are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.
•

The depositary bank disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

•

The depositary bank disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in common shares, for the validity or worth of the common shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.

•	We and the depositary bank will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.
•

We and the depositary bank disclaim any liability if we or the depositary bank are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our Articles of Association, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

•

We and the depositary bank disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our Articles of Association or in any provisions of or governing the securities on deposit.

•

We and the depositary bank further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting Shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

•

We and the depositary bank also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of common shares but is not, under the terms of the deposit agreement, made available to you.

•	We and the depositary bank may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.
•	We and the depositary bank also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.
•	No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.
•	Nothing in the deposit agreement gives rise to a partnership or joint venture, or establishes a fiduciary relationship, among us, the depositary bank and you as ADS holder.
•

Nothing in the deposit agreement precludes Citibank (or its affiliates) from engaging in transactions in which parties adverse to us or the ADS owners have interests, and nothing in the deposit agreement obligates Citibank to disclose those transactions, or any information obtained in the course of those transactions, to us or to the ADS owners, or to account for any payment received as part of those transactions.

Taxes

You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs.  We, the depositary bank and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders.  You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The depositary bank may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder.  The depositary bank and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf.  However, you may be required to provide to the depositary bank and to the custodian proof of taxpayer status and residence and such other information as the depositary bank and the custodian may require to fulfill legal obligations.  You are required to indemnify us, the depositary bank and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

The depositary bank will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement.  You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary bank may take the following actions in its discretion:

•	Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.
•	Distribute the foreign currency to holders for whom the distribution is lawful and practical.
•	Hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law/Waiver of Jury Trial

The deposit agreement, the ADRs and the ADSs will be interpreted in accordance with the laws of the State of New York.  The rights of holders of common shares (including common shares represented by ADSs) is governed by the laws of Brazil.

SELLING SHAREHOLDER

In addition to the offer and sale of common shares by us, State Grid, our controlling shareholder, may, from time to time, offer and sell up to 40,716,589 common shares held by it pursuant to this prospectus and the applicable prospectus supplement. State Grid may sell securities held by it to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.” State Grid may also sell, transfer or otherwise dispose of some or all of the securities held by it in transactions exempt from the registration requirements of the Securities Act.

The registration of these common shares does not mean that the Selling Shareholder will sell or otherwise dispose of all or any of those securities. The Selling Shareholder may sell or otherwise dispose of all, a portion or none of such common shares from time to time. We do not know the number of common shares, if any, that will be offered for sale or other disposition by the Selling Shareholder under this prospectus. Furthermore, the Selling Shareholder may have sold, transferred or disposed of the common shares covered hereby in transactions exempt from the registration requirements of the Securities Act since the date on which we filed this prospectus.

We will not receive any proceeds from the sales of any common shares by the Selling Shareholder.

The following table sets forth information regarding State Grid’s beneficial ownership of our common shares as of March 31, 2019. Percentages in the following table are based on 1,017,914,746 outstanding common shares as of March 31, 2019.

Beneficial ownership, which is determined under SEC rules, generally includes voting or investment power over securities or the right to receive the economic benefit of ownership of the securities. We believe that State Grid possesses sole voting and investment power over all of the common shares shown as beneficially owned in the table below.

Selling Shareholder	Number of Common Shares Beneficially Owned Prior to the Offering	Percentage of Outstanding Common Shares	Ordinary Shares Offered Pursuant to this Prospectus	Number of Ordinary Shares Beneficially Owned Upon Completion of this Offering(2)	Percentage of Ordinary Shares Owned Upon Completion of this Offering(2)
State Grid Brazil Power Participações S.A.(1)	964,521,902	94.75	40,716,589	923,805,313	90.75
Total	964,521,902	94.75	40,716,589	923,805,313	90.75

(1)   State Grid is our controlling shareholder. State Grid’s address is Rua Gustavo Ambrust, No. 36, 10th floor, Nova Campinas, Zip Code 13092-106, Campinas, São Paulo, Brazil. It holds 730,435,698 shares directly (or 71.75%) and 234,086,204 shares indirectly (or 23.00%) through its wholly-owned subsidiary ESC Energia S.A. State Grid is an indirect subsidiary of State Grid Corporation of China, a state-owned enterprise of the People’s Republic of China. State Grid Corporation of China’s address is No. 86, West Chang’an Street, Xicheng District, Zip Code 100031, Beijing City, China.

(2)   We do not know when or in what amounts State Grid may offer common shares for sale. State Grid may sell any or all of the common shares offered by this prospectus. Because State Grid may offer all or some of the common shares pursuant to this offering, we cannot estimate the number of the common shares that will be held by State Grid after completion of this offering. However, for purposes of this table, we have assumed that, after completion of the offering, (i) all of the 40,716,589 common shares owned by State Grid and covered by this prospectus will have been sold by State Grid and (ii) none of the common shares registered as part of the primary offering covered by this prospectus have been sold.

On September 2, 2016, our former shareholder Camargo Correa entered into an agreement to sell its 23.6% stake in our company to State Grid. Following the announcement, other members of our controlling shareholders’ block also decided to sell their stakes to State Grid. As a result, State Grid acquired approximately 54.6% of our voting capital. The acquisition was approved by Administrative Council for Economic Defense (Conselho Administrativo de Defesa Econômica), the Brazilian antitrust regulator, in September 2016 and by Brazilian Electricity Regulatory Agency (Agência Nacional de Energia Elétrica) in December 2016. The acquisition was completed, and our control was transferred to State Grid on January 23, 2017. In November 2017, State Grid launched a mandatory tender offer for our shares. Following the closing of the tender offer on December 5, 2017, State Grid jointly with ESC Energia S.A. held 964,521,902 of our common shares, equivalent to approximately 94.75% of our total share capital.

The shareholders’ agreement that was in effect relating to our shares prior to State Grid’s acquisition of our control was terminated in connection with that acquisition. There is currently no shareholders’ agreement in place. None of our major shareholders have differentiated voting rights.

As our controlling shareholder, State Grid can direct our actions in areas such as business strategy, financing, distributions, acquisitions and dispositions of assets or businesses, and corporate governance (including the election and appointment of directors and officers).

PLAN OF DISTRIBUTION

At the time of offering any securities, we will supplement the following summary of the plan of distribution with a description of the offering, including the particular terms and conditions thereof, set forth in a prospectus supplement relating to those securities.

The prospectus supplement with respect to the securities referred to thereto will set forth the terms of the offering of those securities, including the name or names of any underwriters or agents, the price of such securities and the net proceeds to us and any Selling Shareholder from such sale, any underwriting discounts, commissions, fees or other items constituting underwriters’ or agents’ compensation, any discount or concessions allowed or reallowed or paid to dealers and any securities exchanges on which those securities may be listed.

We may sell the securities from time to time as follows:

•         through agents;

•         to dealers or underwriters for resale;

•         directly to purchasers; or

•         through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•         at a fixed price or prices, which may be changed;

•         at market prices prevailing at the time of sale;

•         at prices related to prevailing market prices; or

•         at negotiated prices.

We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

From time to time, we may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions, fees or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions, fees or commissions underwriters allow to participating dealers, in connection with an offering of securities.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may not list any particular series of securities on a securities exchange or quotation system. No assurance can be given as to the liquidity or trading market for any of the securities.

INTERESTS OF EXPERTS AND COUNSEL

None of our named experts or counsel has been employed by us on a contingent basis, owns an amount of shares in the company or our subsidiaries which is material to them, or has a material, direct or indirect economic interest in the company or depends on the success of the offering of the securities which may be offered under this prospectus. Any update or change in the interests of our named experts and counsel will be included in a prospectus supplement or other offering materials relating to an offering of our securities.

LEGAL MATTERS

The validity of the common shares and certain other matters of Brazilian law will be passed upon for us by Pinheiro Neto Advogados, São Paulo, Brazil. Certain U.S. legal matters will be passed upon for us by Shearman & Sterling LLP, São Paulo, Brazil.

EXPERTS

Our consolidated financial statements as of December 31, 2018 and for each of the years in the two-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein in reliance upon the report of KPMG Auditores Independentes, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The business address of KPMG Auditores Independentes is Av. Coronel Silva Teles, No. 977, 10th floor, offices 111 and 112, Cambuí, Edifício Darhuj Tower, Zip Code 13024-001, Campinas, São Paulo, Brazil.

Our consolidated statements of income, comprehensive income, shareholders’ equity and cash flows appearing in our annual report on Form 20-F for the year ended December 31, 2016, have been audited by Deloitte Touche Tohmatsu Auditores Independentes, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated by reference herein.  Such consolidated financial statements are incorporated by reference herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.  The business address of Deloitte Touche Tohmatsu Auditores Independentes is Avenida John Dalton, No. 301, block A, Zip Code 13069-330, Campinas, São Paulo, Brazil.

SERVICE OF PROCESS AND
ENFORCEMENT OF JUDGMENTS IN BRAZIL

We are incorporated under the laws of Brazil. All of our directors and officers reside outside the United States. Substantially all of our assets are located in Brazil. As a result, it may not be possible (or it may be difficult) for you to effect service of process upon us or these other persons within the United States or to enforce judgments obtained in United States courts against us or them, including those predicated upon the civil liability provisions of the federal securities laws of the United States.

We have been advised by Pinheiro Neto Advogados, our Brazilian counsel, that a judgment of a United States court for civil liabilities predicated upon the federal securities laws of the United States may be enforced in Brazil, subject to certain requirements described below. Such counsel has advised that a judgment against us, the Selling Shareholder, the directors and officers or certain advisors named herein obtained in the United States would be enforceable in Brazil without retrial or re-examination of the merits of the original action including, without limitation, any final judgment for payment of a certain amount rendered by any such court, provided that such judgment has been previously recognized by the Brazilian Superior Court of Justice (Superior Tribunal de Justiça). That confirmation will only be available if the U.S. judgment meets the following conditions set forth in Articles 961, 962 and 963 of Law No. 13,105/2015, or the Brazilian Code of Civil Procedure:

•	complies with all formalities required for its enforceability under the laws of the jurisdiction where it was rendered;
•

is issued by a court of competent jurisdiction after proper service of process on the parties, which must be in accordance with Brazilian law if made in Brazil, or after sufficient evidence of the parties’ absence has been given, as established pursuant to applicable law;

•	is not rendered in an action upon which Brazilian courts have exclusive jurisdiction, pursuant to the provisions of Article 23 of the Brazilian Code of Civil Procedure;
•	is final and, therefore, not subject to appeal (res judicata) in the jurisdiction in which it was issued;
•

is apostilled by a competent authority of the State from which the document emanates according to the Hague Convention of October 5, 1961 Abolishing the Requirement of Legalization for Foreign Public Documents, or the Hague Convention, or, if such State is not a signatory of the Hague Convention, it must be duly authenticated by a competent Brazilian consulate;

•	is accompanied by a sworn translation thereof into Portuguese made by a certified translator in Brazil, unless an exemption is provided by an international treaty to which Brazil is a signatory; and
•	is not against Brazilian public policy, good morals or national sovereignty and does not violate the dignity of a human person (as provided in Brazilian law).

The judicial recognition process before the Brazilian Superior Court of Justice may be time consuming and may also give rise to difficulties in enforcing the foreign judgment in Brazil. We cannot assure you that recognition will be obtained before the Brazilian Superior Court of Justice, that the process described above will be conducted in a timely manner or that Brazilian courts will enforce a monetary judgment for violation of the U.S. securities laws with respect to our common shares.

We have been further advised by our Brazilian counsel that:

•

urgent interim measures may also be enforced in Brazil, by letters rogatory, if they meet the same requirements listed above, except for the fourth requirement regarding the final nature (res judicata) of the decision;

•

original lawsuits may be brought in Brazilian courts in connection with this prospectus predicated solely on the federal securities laws of the United States and that, subject to applicable law, Brazilian courts may enforce liabilities in such actions against us, the Selling Shareholder or the directors and officers and certain advisors named herein (provided that provisions of the federal securities laws of the United States do not contravene Brazilian public policy, good morals or national sovereignty and provided further that Brazilian courts can assert jurisdiction over the particular action). In any case, we cannot assure you that Brazilian courts will confirm their jurisdiction to rule on such matter, which will depend, pursuant to the provisions of Article 21 and following articles of the Brazilian Code of Civil Procedure, on the connection of the case to Brazil and, therefore, must be analyzed on a case-by-case basis; and

•

the ability of a creditor or other persons named above to satisfy a judgment by attaching certain assets of ours or the Selling Shareholder’s, respectively, is limited by provisions of Brazilian procedural law to the extent the assets are located in Brazil.

In addition, a plaintiff (whether Brazilian or non-Brazilian) that resides outside Brazil or is outside Brazil during the course of litigation in Brazil and who does not own real estate property in Brazil during the course of litigation in Brazil must post a bond to guarantee the payment of the defendant’s legal fees and court expenses, including attorneys’ fees, except in the case of (1) an exemption being provided by an international agreement or treaty of which Brazil is a signatory; (2) enforcement on an extrajudicial instrument (a title that shall be enforced in Brazilian courts without a review on the merits, or título executivo extrajudicial); (3) the enforcement of a judgment, including foreign judgments that have been duly recognized by the Brazilian Superior Court of Justice; or (4) counterclaims, as established, according to Article 83 of the Brazilian Code of Civil Procedure.

If proceedings are brought before Brazilian courts seeking to enforce obligations against us, the Selling Shareholder or the directors and officers and certain advisors named herein, under our common shares, payment shall be made in Brazilian reais. Any judgment rendered in Brazilian courts in respect of any payment obligations under our common shares would be expressed in Brazilian reais.

Part II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers

Neither the laws of Brazil nor our bylaws provide for specific indemnification of directors or officers. We have held directors’ and officers’ liability insurance since February 2006, which insures against liabilities incurred by them acting in such capacity.

Item 9. Exhibits

See Exhibit Index beginning on page II-4 of this registration statement.

Item 10. Undertakings

(A)  The undersigned registrant hereby undertakes:

(1)   To ﬁle, during any period in which oﬀers or sales are being made, a post-eﬀective amendment to this registration statement:

(i)    To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)   To reﬂect in the prospectus any facts or events arising after the eﬀective date of the registration statement (or the most recent post-eﬀective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities oﬀered (if the total dollar value of securities oﬀered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum oﬀering range may be reﬂected in the form of prospectus ﬁled with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate oﬀering price set forth in the “Calculation of Registration Fee” table in the eﬀective registration statement.

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-eﬀective amendment by those paragraphs is contained in reports ﬁled with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus ﬁled pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-eﬀective amendment shall be deemed to be a new registration statement relating to the securities oﬀered therein, and the oﬀering of such securities at that time shall be deemed to be the initial bona ﬁde oﬀering thereof.

(3)   To remove from registration by means of a post-eﬀective amendment any of the securities being registered which remain unsold at the termination of the oﬀering.

(4)   To ﬁle a post-eﬀective amendment to the registration statement to include any ﬁnancial statements required by Item 8.A of Form 20-F at the start of any delayed oﬀering or throughout a continuous oﬀering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-eﬀective amendment, ﬁnancial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those ﬁnancial statements. Notwithstanding the foregoing, a post-eﬀective amendment need not be ﬁled to include ﬁnancial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such ﬁnancial statements and information are contained in periodic reports ﬁled with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5)   That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)    Each prospectus ﬁled by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the ﬁled prospectus was deemed part of and included in the registration statement; and

(ii)   Each prospectus required to be ﬁled pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an oﬀering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is ﬁrst used after eﬀectiveness or the date of the ﬁrst contract of sale of securities in the oﬀering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new eﬀective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the oﬀering of such securities at that time shall be deemed to be the initial bona ﬁde oﬀering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such eﬀective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such eﬀective date;

(6)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary oﬀering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are oﬀered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to oﬀer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the oﬀering required to be ﬁled pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the oﬀering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the oﬀering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an oﬀer in the oﬀering made by the undersigned registrant to the purchaser.

(B)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each ﬁling of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each ﬁling of an employee beneﬁt plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities oﬀered therein, and the oﬀering of such securities at that time shall be deemed to be the initial bona ﬁde oﬀering thereof.

(C)  The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription oﬀer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoﬀering thereof. If any public oﬀering by the underwriters is to be made on terms diﬀering from those set forth on the cover page of the prospectus, a post-eﬀective amendment will be ﬁled to set forth the terms of such oﬀering.

(D)  Insofar as indemniﬁcation for liabilities arising under the Securities Act may be permitted to directors, oﬃcers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemniﬁcation is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemniﬁcation against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, oﬃcer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, oﬃcer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemniﬁcation by it is against public policy as expressed in the Act and will be governed by the ﬁnal adjudication of such issue.

EXHIBIT INDEX

The following is a list of all exhibits filed as part of this registration statement on Form F-3, including those incorporated herein by reference.

Exhibit No.	Document
1.1*	Form of International Underwriting Agreement.
4.1

Second Amended and Restated Deposit Agreement, dated as of January 8, 2015, by and among the Registrant, Citibank, N.A., as the depositary bank, and the holders and beneficial owners from time to time of American Depositary Shares issued thereunder.

4.2**	Form of American Depositary Receipts.
5.1	Opinion of Pinheiro Neto Advogados, Brazilian legal counsel of the Registrant, as to the legality of the common shares.
23.1	Consent of KPMG Auditores Independentes.
23.2	Consent of Deloitte Touche Tohmatsu Auditores Independentes.
23.3	Consent of Pinheiro Neto Advogados, Brazilian legal counsel of the Registrant (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature page to the Registration Statement).

*      To be filed as an exhibit to an amendment to this registration statement or as an exhibit to a report filed or furnished under the Exchange Act and incorporated by reference herein.

**    Included in Exhibit 4.1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Campinas, state of São Paulo, Brazil, on April 23, 2019.

CPFL ENERGIA S.A.

By:                     /s/ Gustavo Estrella
Name:    Gustavo Estrella
Title:       Chief Executive Officer

By:                     /s/ Yuehui Pan
Name:    Yuehui Pan
Title:       Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby severally and individually constitutes and appoints Gustavo Estrella and Yuehui Pan, and each of them, as the true and lawful attorney and agent of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments (including post-effective amendments) to this registration statement on Form F-3, and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, said attorney and agent to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorney and agent to any and all such amendments and instruments. This Power of Attorney has been signed in the respective capacities and on the respective dates indicated below.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Gustavo Estrella Gustavo Estrella	Chief Executive Officer (Principal Executive Officer)	April 23, 2019
/s/ Yuehui Pan Yuehui Pan	Chief Financial Officer (Principal Financial Officer)	April 23, 2019
/s/ Bo Wen Bo Wen	Chairman of the Board of Directors	April 23, 2019
/s/ Shirong Lyu Shirong Lyu	Vice-Chairman of the Board of Directors	April 23, 2019
/s/ Yang Qu Yang Qu	Member of the Board of Directors	April 23, 2019
/s/ Yumeng Zhao Yumeng Zhao	Member of the Board of Directors	April 23, 2019
/s/ Gustavo Estrella Gustavo Estrella	Member of the Board of Directors	April 23, 2019
/s/ Antonio Kandir Antonio Kandir	Independent Member of the Board of Directors	April 23, 2019
Marcelo Amaral Moraes	Independent Member of the Board of Directors
/s/ Sergio Luis Felice Sergio Luis Felice	Controller or Principal Accounting Officer	April 23, 2019

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of CPFL Energia S.A. in the United States, has signed this registration statement in Newark, State of Delaware, on April 23, 2019.

PUGLISI & ASSOCIATES

By:                     /s/ Donald J. Puglisi
Name:    Donald J. Puglisi
Title:       Managing Director